UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2018

Diego Pellicer Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55815	33-1223037
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9030 Seward Park Ave S. #501, Seattle, WA 98118

Registrant’s telephone number, including area code: (516) 900-3799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On September 7, 2018, the Board of Directors of Diego Pellicer Worldwide, Inc. (“Registrant”) ratified, approved and confirmed certain amendments to employment agreements to permit certain officers to participate in a contractual relationship with businesses in the same line of business as the Registrant provided that such officers disclose all of the facts and circumstances surrounding the proposed relationship and provided further, that the proposed relationship is not a corporate opportunity available to Registrant and is approved by the non-interested directors of the Registrant.

Registrant’s CEO, Ron Throgmartin’s employment agreement, dated September 17, 2014, was so amended based upon the following facts: Mr. Throgmartin has not received his cash compensation under his employment contract for approximately four years, being paid in restricted stock, a promissory note and approximately $21,000 in annual cash payments and, therefore, that the Company is in potential breach of this agreement; that Mr. Throgmartin, was invited to participate as a principal in an application by another business for a New Jersey marijuana medical license; that Mr. Throgmartin disclosed to the Registrant’s board his potential involvement in this other business, including his potential membership interest; that Mr. Throgmartin disclosed to the board his plan to obtain an agreement with this business for Registrant’s subsidiary, Diego Pellicer Marketing Company, to manage the operations of this other business for compensation; that Throgmartin disclosed his attempts to secure financing from Registrant’s key investors who declined to participate or fund either a joint effort between Registrant and this other business or a competing application for a New Jersey medical marijuana license; that, since Registrant could not source the funding for this proposed joint effort with the other business or the approximate $6 million or less in funding to launch a competing application for a New Jersey medical marijuana license that the non-interested Board member determined that this was not a corporate opportunity for the Registrant.

In connection with the possibility that Diego Pellicer Management Company could obtain an agreement with this other business to manage its operations, the Board determined to ratify, approve and confirm similar amendments to the employment agreements of Chris Strachan, the Registrant’s CFO, and Nello Gonfiantini, Registrant’s VP- Strategy, to permit them to participate in the other business’s application for a New Jersey medical marijuana license so that they could also be eligible to participate, if necessary, with this other business.

(a) Exhibits: None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Diego Pellicer Worldwide, Inc.

Date: September 12, 2018	By:	/s/ Ron Throgmartin